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    As filed with the Securities and Exchange Commission on August 18, 1998

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       ------------------------------

                                  FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
             (Exact name of Registrant as Specified in its Charter)

        MARYLAND                                        84-1259577
--------------------------------            ------------------------------------
(State of Incorporation or                  (I.R.S. Employer Identification No.)
 Organization)



                    1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                         DENVER, COLORADO 80222-4348
               -----------------------------------------------
                   (Address of principal executive offices)





 If this Form relates to the registration      If this Form relates to the registration of a
 of a class of debt securities and is          class of debt securities and is to become
 effective upon filing pursuant to General     effective simultaneously with the effective-
 Instruction A(c)(1) please check the          ness of a concurrent registration statement
 following box.  [   ]                         under the Securities Act of 1933 pursuant to
                                               General Instruction A(c) (2) please check the
                                               following box.   [   ]


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                               Name of Each Exchange on Which
 to be so Registered                               Each Class is to be Registered
 -------------------                               ------------------------------

 9 1/2% Class H Cumulative Preferred Stock,        The New York Stock Exchange
 par value $.01 per share (liquidation
 preference $25 per share)



Securities to be registered pursuant to Section 12(g) of the Act:  None

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ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                 This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 9 1/2% Class H Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the "Class H Preferred Stock"), of Apartment Investment and Management Company, a Maryland corporation (the "Registrant"). The description of the Class H Preferred Stock to be registered hereunder is set forth under the captions "Description of Class H Preferred Stock" and "Description of Other Capital Stock of AIMCO" in the Registrant's Prospectus Supplement, dated August 11, 1998, with respect to the Class H Preferred Stock (the "Prospectus Supplement"), filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-26415) filed with the Commission on May 22, 1997, as amended, which description is incorporated herein by reference.

ITEM 2.          EXHIBITS.

                 The Class H Preferred Stock is to be registered on The New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration
Statement:

         3.1     Charter of Registrant (incorporated by reference to Exhibit
                 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998);

         3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997);

         3.3     Form of the Registrant's Class H Preferred Stock Certificate.
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                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY




                                       By:    /s/ Troy D. Butts
                                            ------------------------------------
                                            Name:   Troy D. Butts
                                            Title:  Vice President and
                                                      Chief Financial Officer


Date: August 18, 1998
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                                 EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION
-----------      -----------

    3.1          Charter of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on
                 Form 10-Q for the quarterly period ended June 30, 1998).

    3.2          Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on
                 Form 10-Q for the quarterly period ended September 30, 1997).

    3.3          Form of the Registrant's Class H Preferred Stock Certificate.





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